Clover Health Exits ACO REACH to Accelerate Path to Profitability

FRANKLIN, Tenn., December 1, 2023–Clover Health Investments, Corp. (NASDAQ: CLOV) (“Clover,” “Clover Health” or the “Company”), a physician enablement company committed to bringing access to great healthcare to everyone on Medicare, today announced that it has delivered notice to the Centers for Medicare and Medicaid Services (“CMS”) that it will exit the CMS ACO REACH Program at the end of the 2023 performance year. Written notification will also be sent to all participating physicians in accordance with CMS requirements. The decision will have no impact on its ACO REACH beneficiaries, and Clover will continue to fulfill all of its obligations under the ACO REACH Program for the 2023 performance year.

Andrew Toy, Clover Health’s Chief Executive Officer, stated: “When we entered the ACO REACH business in 2021, we felt that expanding our platform to Original Medicare would have a number of benefits, including increasing the number of lives under Clover Assistant management and enabling us to rapidly increase the number of physicians we worked with directly. And, while we were successful in those goals, we have not seen a clear line to profitability in this business and it has also become quite clear that, over the same period of time, we have made far greater and swifter strides on our path to profitability in our Medicare Advantage insurance business.”

“We remain extremely excited about the success of our Medicare Advantage insurance business in 2023 and intend to focus our resources on building that business and continuing to invest in Clover Assistant as part of our path to profitability. We remain focused on our goal to deliver a sustainable, profitable Clover Heath to our members and investors. This is another step in that direction. As we have said previously, we continue to expect meaningful tailwinds in 2024 from a number of favorable drivers, including efficiencies from our previously announced partnership with UST HealthProof, our robust care management assets, and the continued maturation of Clover Assistant. Overall, this narrower focus gives us even greater optimism that Clover Health can deliver profitability on an Adjusted EBITDA basis for full-year 2024.”

About Clover Health
Clover Health (Nasdaq: CLOV) is a physician enablement company committed to bringing access to great healthcare to everyone on Medicare. This includes a health equity-based focus on seniors who have historically lacked access to affordable, high-quality healthcare. Our strategy is powered by our software platform, Clover Assistant, which is designed to aggregate patient data from across the healthcare ecosystem to support clinical decision-making and improve health outcomes through the early identification and management of chronic disease. We operate two distinct lines of business: Insurance and Non-Insurance. Through our Insurance line of business, we provide PPO and HMO Medicare Advantage plans in several states, with a differentiated focus on our flagship wide-network, high-choice PPO plans. Our Non-Insurance line of business similarly aims to reduce cost-of-care while enhancing the quality of care for patients enrolled in Original Medicare.

Forward-Looking Statements
Please note that this press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding future events and Clover Health’s future results of operations, financial position, business strategy and future plans. Forward-looking statements are not guarantees of future performance, and you are cautioned not to place undue reliance on such statements. In some cases, you can identify forward looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “going to,” “can,” “could,” “should,” “would,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “outlook,” “forecast,” “goal,” “guidance,” “objective,” “plan,” “seek,” “grow,” “target,” “if,” “continue” or the negative of these words or other similar terms or expressions that concern Clover Health’s expectations, strategy, priorities, plans or intentions. Forward-looking statements in this press release include, but are not limited to, statements regarding expectations related to Clover Health’s liquidity, future performance and profitability, future operations and future results. These statements are subject to known and unknown risks, uncertainties and other factors that may cause Clover Health’s actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this press release. Additional information concerning these and other risk factors is contained in Clover Health’s most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2023 and in our subsequent Quarterly Reports on Form 10-Q filed with the SEC on May 9, 2023, August 8, 2023 and November 6, 2023, in each case where relevant, including the Risk Factors sections therein, and in its other filings with the SEC. The forward-looking statements included in this press release are made as of the date hereof. Except as required by law, Clover Health undertakes no obligation to update any of these forward-looking statements after the date of this press release or to conform these statements to actual results or revised expectations.

Press Contact:
Andrew Still-Baxter
press@cloverhealth.com

Investor Relations Contact:
Ryan Schmidt
investors@cloverhealth.com